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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                 ---------------


                                    FORM 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934


                                 CMP MEDIA INC.
                                 --------------
             (Exact Name of Registrant as Specified in its Charter)

          Delaware                                           11-2240940
 (State of Incorporation or Organization)               (I.R.S. Employer
                                                         Identification No.)

     600 Community Drive
     Manhasset, New York                                       11030
(Address of Principal Executive Office)                      (Zip Code)

 If this Form relates to the               If this Form relates to the
 registration of a class of debt           registration of a class of debt
 securities and is effective upon          securities and is to become effective
 filing pursuant to General                simultaneously with the effectiveness
 Instruction A(c)(1) please check the      of a concurrent registration
 following box.     [ ]                    statement under the Securities Act of
                                           1933 pursuant to General Instruction
                                           A(c)(2) please check the following
                                           box.     [ ]
Securities to Be Registered Pursuant to Section 12(b) of the Act:

  Title of Each Class                         Name of Each Exchange on Which
  to Be So Registered                         Each Class Is to Be Registered
        None                                              None
  -------------------                         ------------------------------

Securities to Be Registered Pursuant to Section 12(g) of the Act:

                              Class A Common Stock
                       ----------------------------------
                                (Title of Class)
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                                     - 2 -

Item 1.   Description of Registrant's Securities to be Registered

     The title of the stock to be registered is Class A Common Stock, $0.01 par value per share, of CMP Media Inc., a Delaware corporation (the "Registrant"). A description of the securities registered hereby is included in the "Description of Capital Stock" section of the Prospectus filed as part of the Registrant's Registration Statement on Form S-1, File No. 333-26741, filed with the Securities and Exchange (the "Registration Statement"), which is incorporated herein by reference.


Item 2.   Exhibits

     The securities described herein are to be registered pursuant to Section 12(g) of the Securities Exchange Act of 1934. Pursuant to Part I of the Instructions as to Exhibits on Form 8-A, the following exhibits are being filed herewith:

     1. Form of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 to the Registration Statement).

     2. Form of Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 to the Registration Statement).

     3. Copy of specimen of the Registrant's Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registration Statement).
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                                     - 3 -

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        CMP Media Inc.

Date: July 1, 1997                      By: /s/ Joseph E. Sichler
                                           -------------------------------
                                        Name:   Joseph E. Sichler
                                        Title:  Vice President and
                                                Chief Financial Officer